Exhibit 2.2

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)                 Filed by:

                         PRECISION PLASTICS OF NV, INC.
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                              Name of Corporation

    We the undersigned               DAVID D. WESTFERE                       and
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                                 President or Vice President

             TODD D. CHISHOLM          of     PRECISION PLASTICS OF NV, INC.
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      Secretary or Assistant Secretary            Name of Corporation

     do hereby certify:

          That the Board of Directors of said corporation at a meeting duly convened, held on the 27th day of January, 1998, adopted a resolution to amend the oiriginal articles as follows:

          Article C26621-97 is hereby amended to read as follows:

     That the name of the corporation shall be: PRECISION PLASTICS MOLDING, INC.

          The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 0: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                              /s/ David D. Westfere
                                    --------------------------------------------
                                           President or Vice President

                                               /s/ Todd D. Chisholm
                                    --------------------------------------------
                                         Secretary or Assistant Secretary
State of Arizona    )
                    ) ss.
County of Maricopa  )

     On 01-27-98, personally appeared before me, a Notary Public,

                David D. Westfere,                             who acknowledged
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     Name of Person Appearing and Signing Document

that they executed the above instrument.

                                                  /s/ Marcie G. Brown
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                                                  Signature of Notary

                                           My Commission Expires June 10, 2001
(Notary Stamp or Seal)